For Immediate Release

Contacts:

Stephen R. Martin, Senior Vice President, Corporate Communications

585-733-4573

smartin@cnbank.com

Lindsay Morrow-Lilly, Corporate Communications Officer

585-393-6148

lmorrow@cnbank.com

Canandaigua National Names Frank H. Hamlin, III CEO

Canandaigua, N.Y., April 3, 2013— In accordance with Canandaigua National Corporation’s CEO succession plan, established in September 2010, Mr. George W. Hamlin, IV stepped down as Chief Executive Officer of Canandaigua National Corporation effective Friday, March 29, 2013.

He will continue as Chairman of the Board of the Canandaigua National Corporation and as a full-time employee of the subsidiary, Canandaigua National Bank & Trust Company as an Officer & Senior Policy Advisor.

The Board of Directors unanimously approved the appointment of Frank H. Hamlin, III to the position of President and Chief Executive Officer of Canandaigua National Corporation, effective Friday, March 29, 2013. Frank was named President in 2011 and has served as a member of the Board of Directors since 2004.

Founded in 1887, Canandaigua National Bank and Trust is the region’s only locally owned, full-service community bank, with 24 branches in Ontario and Monroe counties, as well as Financial Services Centers located in Bushnell’s Basin and Geneva. Together they offer a full range of financial services for individuals, businesses, municipalities and not-for-profit organizations. For more information, visit www.cnbank.com.

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